AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 16, 2016

REGISTRATION NO. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ICAGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-0982060
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4222 Emperor Blvd., Suite 350

Durham, North Carolina 27703

(919) 941- 5206

(Address, including ZIP code, and telephone number,

including area code, of registrant's principal executive office)

2005 STOCK OPTION PLAN

2015 STOCK INCENTIVE PLAN

(Full title of the Plan)

Richard Cunningham

Icagen, Inc.

4222 Emperor Blvd., Suite 350

Durham, North Carolina 27703

(919) 941- 5206

(Name, address and telephone number of agent of services)

WITH COPIES TO:

Leslie Marlow, Esq.

Gracin & Marlow, LLP

The Chrysler Building

405 Lexington Avenue, 26 th Floor

New York, New York 10174

(212) 907-6457

(Name, address and telephone number)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Do not check if smaller reporting company):

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☐	Smaller Reporting Company ☑

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES BEING REGISTERED	AMOUNT TO BE REGISTERED (1)(2)		PROPOSED MAXIMUM OFFERING PRICE PER SHARE		PROPOSED Maximum AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE (3)

Common Stock, par value $0.001 per share, under the 2005 Stock Option Plan	790,770	(4)	$3.60	(5)	$2,846,772	$286.67

Common Stock, par value $0.001 per share, under the 2015 Stock Incentive Plan	800,000	(6)	$3.50	(7)	$2,800,000	$281.96

Total	1,590,770				$5,646,772	$568.63

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(1)	The securities to be registered include options and other rights to acquire the common stock of the Registrant.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)	Calculated under Section 6(b) of the Securities Act as .0001007 of the proposed maximum aggregate offering price.

(4)	Represents shares of the Registrant’s common stock issuable pursuant to outstanding options granted under the Registrant’s 2005 Stock Option Plan. The Registrant’s 2005 Stock Option Plan has been terminated; no additional stock awards will be granted under the Registrant’s 2005 Stock Option Plan and shares are no longer available for the grant of stock awards under the Registrant’s 2005 Stock Option Plan.

(5)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price for the 790,770 shares of the Registrant’s common stock reserved for issuance upon the exercise of outstanding stock options granted under the Registrant’s 2005 Stock Option Plan are calculated using a weighted average exercise price of $3.60 per share based on exercise prices for such outstanding stock options ranging from $0.40 to $11.42 per share.

(6)	Represents 602,500 shares of the Registrant’s common stock issuable pursuant to outstanding options granted under the Registrant’s 2015 Stock Incentive Plan and 197,500 shares of the Registrant’s common stock reserved for future grant under the Registrant’s 2015 Stock Incentive Plan.

(7)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price for the 800,000 shares of the Registrant’s common stock reserved for issuance upon the exercise of outstanding stock options granted under the Registrant’s 2015 Stock Incentive Plan and future grants are calculated using an exercise price of $3.50 per share, which is the exercise price of 602,500 outstanding options and the book price of the remaining shares available for issuance under the 2015 Stock Incentive Plan.

EXPLANATORY NOTE

Icagen, Inc. (the “Registrant” or the “Company”) hereby files this Registration Statement on Form S-8 relating to its common stock, par value $0.001 per share (the “Common Stock”), which have been reserved for issuance and are issuable pursuant to the Company’s 2005 Stock Option Plan and the 2015 Stock Incentive Plan (hereinafter referred to as the “Plans”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of this Registration Statement on Form S-8 (the “Registration Statement”) is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plans as required by Rule 428(b)(1). Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The Securities and Exchange Commission (the “Commission”) allows us to “incorporate by reference” the information we file with it which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) between the date of this prospectus and the termination of the offering:

•	Our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Commission on April 14, 2016;
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 filed with the Commission on May 19, 2016;
•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 filed with the Commission on August 15, 2016;
•	Our Current Reports on Form 8-K filed with the Commission on February 26, May 20, June 30, July 7 and July 19, 2016; and
•	The description of our common stock set forth in our registration statement on Form 8-A, filed with the Commission on June 28, 2012 (File No. 000-54748).

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. The Registrant is not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

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ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended (the “Securities Act”).

Our second amended and restated certificate of incorporation, as amended and restated, provides for indemnification of our directors and executive officers to the maximum extent permitted by the Delaware General Corporation Law (the “DGCL”), and our amended and restated bylaws provide for indemnification of our directors and executive officers to the maximum extent permitted by the DGCL.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

Exhibit No.	Description of Document
3.1	Second Amended and Restated Certificate of Incorporation (1)
3.2	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (2)
3.3	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (3)
3.4	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (4)
3.5	By-Laws (5)
4.1	2005 Stock Option Plan (1)
4.2	2015 Incentive Stock Plan (6)
4.3	Form of Stock Option Agreement 2005 Incentive Stock Plan*
4.4	Form of Stock Option Agreement 2015 Incentive Stock Plan (7)
5.1	Opinion of Gracin & Marlow, LLP regarding Legality of Shares*
23.1	Consent of RBSM, LLP, Independent Registered Public Accounting Firm*
23.2	Consent of Gracin & Marlow, LLP (contained in Exhibit 5.1)
24.1	Power of Attorney of directors and certain officers of the Company (included on the signature page of this Registration Statement)

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*Filed herewith

(1) Previously filed as Exhibits 3.5 and 4.3 to the Registrant’s Form S-1 (File No. 333-179508) originally filed with the Securities and Exchange Commission on February 14, 2012

(2) Previously filed as Exhibits 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-54748) filed with the Securities and Exchange Commission on December 5, 2014

(3) Previously filed as Exhibits 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-54748) filed with the Securities and Exchange Commission on August 31, 2015

(4) Previously filed as Exhibits 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-54748) filed with the Securities and Exchange Commission on March 26, 2015

(5) Previously filed as Exhibits 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-54748) filed with the Securities and Exchange Commission on February 25, 2015

(6) Previously filed as Exhibit B to the Registrants Definitive Information Statement on Schedule 14C (File No. 000-54748) filed with the Securities and Exchange Commission on March 2, 2016

(7) Previously filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 000-54748) filed with the Securities and Exchange Commission on December 29, 2015

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ITEM 9. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

ii. To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Durham, North Carolina, on the 16th day of August, 2016.

ICAGEN, INC.

By:	/s/ Richard Cunningham
Name:	Richard Cunningham
Title:	President and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Mark Korb
Name:	Mark Korb
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Cunningham and Mark Korb, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard Cunningham	Chief Executive Officer (Principal Executive Officer) and Director	August 16, 2016
Richard Cunningham

/s/ Mark Korb	Chief Financial Officer (Principal Financial and Accounting Officer)	August 16, 2016
Mark Korb

/s/ Timothy Tyson	Non-Executive Chairman	August 16, 2016
Timothy Tyson
/s/ Edward Roffman	Director	August 16, 2016
Edward Roffman
/s/ Vincent Palmieri	Director	August 16, 2016
Vincent Palmieri
/s/ Michael Taglich	Director	August 16, 2016
Michael Taglich
/s/ Clive Kabatznik	Director	August 16, 2016
Clive Kabatznik
/s/ Benjamin Warner	Director	August 16, 2016
Benjamin Warner

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EXHIBIT INDEX

Exhibit No.	Description of Document
3.1	Second Amended and Restated Certificate of Incorporation (1)
3.2	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (2)
3.3	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (3)
3.4	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (4)
3.5	By-Laws (5)
4.1	2005 Stock Option Plan (1)
4.2	2015 Incentive Stock Plan (6)
4.3	Form of Stock Option Agreement 2005 Incentive Stock Plan*
4.4	Form of Stock Option Agreement 2015 Incentive Stock Plan (7)
5.1	Opinion of Gracin & Marlow, LLP regarding Legality of Shares*
23.1	Consent of RBSM, LLP, Independent Registered Public Accounting Firm*
23.2	Consent of Gracin & Marlow, LLP (contained in Exhibit 5.1)
24.1	Power of Attorney of directors and certain officers of the Company (included on the signature page of this Registration Statement)

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*Filed herewith

(1) Previously filed as Exhibits 3.5 and 4.3 to the Registrant’s Form S-1 (File No. 333-179508) originally filed with the Securities and Exchange Commission on February 14, 2012

(2) Previously filed as Exhibits 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-54748) filed with the Securities and Exchange Commission on December 5, 2014

(3) Previously filed as Exhibits 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-54748) filed with the Securities and Exchange Commission on August 31, 2015

(4) Previously filed as Exhibits 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-54748) filed with the Securities and Exchange Commission on March 26, 2015

(5) Previously filed as Exhibits 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-54748) filed with the Securities and Exchange Commission on February 25, 2015

(6) Previously filed as Exhibit B to the Registrants Definitive Information Statement on Schedule 14C (File No. 000-54748) filed with the Securities and Exchange Commission on March 2, 2016

(7) Previously filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 000-54748) filed with the Securities and Exchange Commission on December 29, 2015